Exhibit 99.1

Former ADP Brokerage Services Group Begins Trading as an Independent Company

Broadridge lists on the New York Stock Exchange

NEW YORK — April 2, 2007 — Broadridge Financial Solutions, Inc. (NYSE: BR) CEO Rich Daly and COO John Hogan will greet members of the New York Stock Exchange this morning to begin the first trading day of Broadridge as an independent, public company focused on providing services to the financial services industry. Broadridge Financial Solutions, Inc. was officially spun off from Automatic Data Processing, Inc. (NYSE: ADP) on Friday, March 30th. The newly independent company begins trading as a member of the S&P MidCap 400 Index.

“This is a very exciting milestone for Broadridge that exemplifies our commitment to pursue continued growth and build value for our shareholders and clients,” said Broadridge CEO Rich Daly. “As an independent company focused on providing solutions to the financial services industry, we believe Broadridge is well positioned to execute strategic initiatives specific to our business needs, provide expanded solutions for our clients and increase opportunities for our associates.”

Broadridge is an industry leader with nearly $2 billion in revenue. The company specializes in three areas of services to the financial services industry: investor communications, securities processing, and clearing and outsourcing. Broadridge distributes over 1 billion investor communications each year, and components of its securities processing solutions are used by 7 of the top 10 U.S. broker-dealers. Additionally, its fixed income business processes trades with an aggregate settlement value of over $2 trillion each day.

As a result of the spin off, ADP shareholders received one share of Broadridge Financial Solutions, Inc. stock for every four shares of stock they held in ADP on March 23, 2007. Approximately 138.5 million shares of Broadridge stock were distributed on Friday March 30th to ADP shareholders.

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About Broadridge

Broadridge is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our integrated systems and services include investor communication, securities processing, and clearing and outsourcing solutions. Broadridge offers a broad, integrated suite of innovative global solutions across the investment lifecycle and provides a wide range of cost-effective and scalable solutions to the financial industry. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the impact of Broadridge’s separation from ADP on the clients, employees and other aspects of Broadridge’s business; Broadridge’s cost structure and capital structure as a stand-alone company, including its credit ratings and indebtedness; Broadridge’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating registered clearing agencies and broker-dealers; overall market and economic conditions; competitive conditions; financial market activity; changes in technology; availability of skilled technical employees and the impact of new acquisitions and divestitures. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:

Marvin Sims

Broadridge

(212) 981-1427

marvin.sims@broadridge.com

Media:

Dorothy Friedman

Broadridge

(212) 918-6920 office

(516) 521-3146 mobile

dorothy.friedman@broadridge.com